Exhibit 5.1

August 31, 2021

Prudential Financial, Inc.

751 Broad Street

Newark, New Jersey 07102

Re:	Prudential Financial, Inc. Registration Statement on Form S-8

Ladies and Gentlemen:

I am the Chief Governance Officer, Senior Vice President and Corporate Secretary of Prudential Financial, Inc. (the “Company”). I have examined the Registration Statement on Form S-8 (the “Registration Statement”) of the Company, a New Jersey corporation, to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), in connection with the offering by the Company of up to 7,900,000 shares of the Company’s common stock, par value $0.01 per share (the “Shares”). The Shares subject to the Registration Statement are to be issued under the Prudential Financial, Inc. 2021 Omnibus Incentive Plan (the “Plan”).

In arriving at the opinion expressed below, I have examined the originals, or photostatic or certified copies, of such records of the Company and certificates of public officials and such other documents as I have deemed relevant and necessary as the basis for the opinions set forth below. In my examination, I have assumed the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to me as originals and the conformity to original documents of all documents submitted to me as copies.

Based upon the foregoing examination and in reliance thereon, and subject to the assumptions stated herein and in reliance on statements of fact contained in the documents that I have examined, I am of the opinion that the Shares, when issued and sold in accordance with the terms set forth in the Plans and against payment therefor, will be validly issued, fully paid and non-assessable.

This opinion is limited to the effect of the current state of the New Jersey Business Corporation Act and the facts as they currently exist. I assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretation thereof or such facts.

I consent to the filing of this opinion as an exhibit to the Registration Statement, and I further consent to the use of my name under the caption “Interest of Named Experts and Counsel” in the Registration Statement. In giving this consent, I do not thereby admit that I am within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/ Margaret M. Foran
Margaret M. Foran